Exhibit 32.1
CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies in his capacity as an officer of InMedica Development Corporation (the Company) that the Annual Report of the Company on Form 10-K/A 2 for the year ended December 31, 2007 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such periods and the results of operations of the Company for such periods.

/s/ Ralph Henson
Ralph Henson,
Chief Executive Officer
DATE:   September  22 , 2008

/s/ Richard Bruggeman
Richard Bruggeman,
Chief Financial Officer
DATE:    September 26 , 2008